Exhibit 99.15
ANNEX A
THIRD AMENDMENT TO RIGHTS AGREEMENT
     THIS THIRD AMENDMENT to the Rights Agreement dated as of June 28, 2004, between Salton, Inc., a Delaware corporation (the “Company”), and UMB Bank, N.A., as Rights Agent (the “Rights Agent”), as amended by Amendment No. 1 thereto dated as of June 7, 2006 and Amendment No. 2 thereto dated as of February 7, 2007 (as amended, the “Rights Agreement”), is dated as of the 1st day of October 2007.
     WHEREAS, the Company intends to enter into an Agreement and Plan of Merger, dated as of October 1, 2007, among the Company, SFP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“MergerSub”), and APN Holding Company, Inc., a Delaware corporation (“Apple Holdco”) (as it may be amended from time to time, the “Merger Agreement”);
     WHEREAS, subject to the terms and conditions of the Merger Agreement, MergerSub will be merged with and into Apple Holdco, with Apple Holdco surviving as a wholly-owned subsidiary of the Company (the “Merger”) and, by virtue of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of Apple Holdco (“Apple Holdco Common Stock”) will be converted into the right to receive fully paid and non assessable Common Shares of the Company;
     WHEREAS, the Company’s board of directors intends to approve (upon the unanimous recommendation of the Special Committee) and resolve to recommend to the Company’s stockholders that they approve the Common Share Issuance and the Preferred Share Issuance (as such terms are defined in the Merger Agreement);
     WHEREAS, concurrently with the execution of the Merger Agreement, it is contemplated that each of the holders of record of Apple Holdco Common Stock (the “Apple Holdco Stockholders”) will enter into a commitment agreement with the Company in the form attached as Exhibit C to the Merger Agreement;
     WHEREAS, the Board of Directors of the Company believes that it is advisable and in the best interests of the Company and its stockholders that the Merger and other transactions contemplated by the Merger Agreement be consummated on the terms set forth in the Merger Agreement and the ancillary agreements contemplated thereby;
     WHEREAS, the Board of Directors of the Company believes that it is advisable and in the best interests of the Company and its stockholders that the Rights Agreement be amended as set forth herein; and
     WHEREAS, Section 27 of the Rights Agreement authorizes the Company to adopt the proposed amendment without the approval of the Company’s stockholders;
     NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Amendment) and agreements contained herein, the parties hereto agree to amend the Rights Agreement as follows:

     1. Section 1(a) of the Rights Agreement is hereby modified and amended by deleting the last two sentences of such Section 1(a) (added in Amendment No. 2) and substituting the following therefor:
“Notwithstanding anything in this Section 1(a) to the contrary, none of the Apple Holdco Stockholders nor any of their Affiliates (including, without limitation, APN Holding Company, Inc., a Delaware corporation (“Apple Holdco”), and Applica Incorporated, a Florida corporation and a wholly-owned subsidiary of Apple Holdco) shall be, or shall be deemed to be, an Acquiring Person by virtue of or as a result of (A) the approval, execution or delivery of the Merger Agreement or the Commitment Agreement; (B) the approval of the Merger, the Share Issuances, the Series A Amendment, the Series C Amendment or the Strawberry Charter Amendment; (C) the announcement or consummation of the Merger, the Share Issuances, the Series A Amendment, the Series C Amendment or the Strawberry Charter Amendment; or (D) the consummation of the other transactions contemplated by the Merger Agreement, the Series A Amendment, the Series C Amendment or the Commitment Agreement in accordance with the terms and conditions thereof. Each event described in subclauses (A), (B), (C) and (D) is referred to herein as an “Exempted Transaction”.”
     2. Section 1 of the Rights Agreement is hereby modified and amended by deleting clauses (bb) through (ii) thereof, inclusive (added in Amendment No. 2), and substituting the following therefor:
     “(bb) “Apple Holdco Stockholders” shall have the meaning set forth in the Merger Agreement.
     (cc) “Commitment Agreement” shall have the meaning set forth in the Merger Agreement.
     (dd) “Effective Time” shall have the meaning set forth in the Merger Agreement.
     (ee) “Merger” shall have the meaning set forth in the Merger Agreement.
     (ff) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated, dated as of October 1, 2007, among the Company, SFP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and APN Holding Company, Inc., a Delaware corporation, as such agreement may be amended from time to time.
     (gg) “Series A Amendment” shall have the meaning set forth in the Merger Agreement.
     (hh) “Series C Amendment” shall have the meaning set forth in the Merger Agreement.

     (ii) “Share Issuances” shall have the meaning set forth in the Merger Agreement.
     (jj) “Strawberry Charter Amendment” shall have the meaning set forth in the Merger Agreement.
     3. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Rights Agreement.
     4. Except as expressly amended hereby, the Rights Agreement remains in full force and effect.
     5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.
     6. This Amendment to the Rights Agreement shall be effective as of the date hereof, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.
     7. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.

SALTON, INC.
By:	/s/ William Lutz
	Name:	William Lutz
	Title:	Interim Chief Executive Officer and Chief Financial Officer

ACKNOWLEDGEMENT OF RECEIPT: UMB BANK, N.A., as Rights Agent
By:
Name:
Title: